Exhibit 4

Number                                                                    Shares
  1


        INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA, June 20, 2001

                             E AND S HOLDINGS, INC.

  CAPITAL STOCK: 25,000,000 SHARES AT $.001 PAR VALUE; PAID AND NON ASSESSABLE.

     This certifies that ____________________________________________ IS THE

     REGISTERED HOLDER OF ___________________________________________ SHARES

     TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

     IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED

            THIS ________ DAY           OF _______________ A.D. _____

_______________________________                   ______________________________
PRESIDENT                                                              SECRETARY